UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported)	May 14, 2010

AMBASSADORS INTERNATIONAL, INC.
______________________________________________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-26420	91-1688605
(State or other jurisdiction	(Commission	(IRS Employer ID
of incorporation)	File Number)	Number)

2101 4th Avenue, Suite 210 Seattle, Washington	98121
(Address of principal executive offices)	(Zip Code)

Registrant's Telephone Number, including area code:	(206) 292-9606

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective May 17, 2010, Arthur A. Rodney resigned as the interim chief executive officer and as a director of Ambassadors International, Inc. (the “Company”) and as an officer of the Company and the Company’s subsidiaries, following the previously announced appointment of Hans Birkholz as the Company’s chief executive officer, effective May 17, 2010.  Mr. Rodney did not serve on any Board committees.

The Board of Directors appointed Mr. Birkholz to the Board to fill the vacancy resulting from Mr. Rodney’s resignation as a director.  Mr. Birkholz will be a member of Class III, whose term expires at the Company’s annual meeting of stockholders in 2011.  Mr. Birkholz was not appointed to serve on any Board committees.

In connection with Mr. Rodney’s resignation as an officer and director, Mr. Rodney and the Company executed a letter agreement (the “Consulting Agreement”) dated May 14, 2010.  Pursuant to the terms of the Consulting Agreement, Mr. Rodney will be retained by the Company to provide consulting services on a part-time basis, as requested by the Company, for a period of twelve months following his resignation.  Mr. Rodney will be compensated at a rate of $14,000 per month for the first three months of the Consulting Agreement and $7,500 per month for the remaining nine months of the Consulting Agreement.  The Consulting Agreement includes customary confidentiality, non-disparagement and release provisions.

Under the terms of the Consulting Agreement, Mr. Rodney will also receive a one-time grant of 53,535 restricted shares of the Company’s common stock under the Company’s 2005 Incentive Award Plan, as amended and restated.  The restricted shares will vest over the course of the next 12 months in twelve equal monthly installments, beginning on June 1, 2010.  All unvested restricted shares will vest upon Mr. Rodney’s death or disability (as determined by the Company’s Board) or upon a change of control of the Company (as defined therein).  The Company’s Board will make an appropriate adjustment to the number of restricted shares granted to adjust for the dilutive effect of any common stock issuance in connection with any exchange of the Company’s outstanding 3.75% Convertible Notes due 2027 (the “Convertible Notes”) for shares of the Company’s common stock or shares of the Company’s common stock and the Company’s 10% Senior Secured Notes due 2012 (the “New Notes”), including if there is any issuance of common stock to holders of New Notes pursuant to the “most favored nation” provision of the indenture for the New Notes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  May 19, 2010

AMBASSADORS INTERNATIONAL, INC.

By: /s/ Mark T. Detillion Name: Mark T. Detillion Title: Chief Financial Officer